UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2017

EPR Properties

(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 21, 2017, EPR Properties (the “Company”) announced that it has delivered notice to holders of the Company’s 6.625% Series F Cumulative Redeemable Preferred Shares (the “Series F Preferred Shares”) of the Company’s intent to redeem all 5,000,000 of its outstanding Series F Preferred Shares on December 21, 2017 (the “Redemption Date”). The Series F Preferred Shares will be redeemed at a redemption price of $25.00 per share, plus $0.299045 per share, the amount equal to all accumulated and unpaid dividends up to, but not including, the Redemption Date.

The Series F Preferred Shares will cease to accumulate dividends immediately prior to the Redemption Date. Upon redemption, the Series F Preferred Shares will no longer be outstanding, and all rights of the holders will terminate, except the right of the holders to receive the cash payable upon such redemption, without interest. All Series F Preferred Shares are held in book-entry form through the Depository Trust Company (“DTC”). The Series F Preferred Shares will be redeemed in accordance with the procedures of DTC. Upon redemption, the Series F Preferred Shares will be delisted from trading on the New York Stock Exchange.

A copy of the Company’s press release announcing the redemption is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 21, 2017, issued by EPR Properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Name:	Mark A. Peterson
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: November 21, 2017

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